Driven Brands Holdings Inc. Reports Fourth Quarter and Fiscal Year 2025 Results
--Company restates previously issued financial statements--
--Fiscal 2025 revenue increases 6.3% to $1.9 billion--
--Take 5 fourth quarter 2025 same store sales increase 3.7%; 22nd consecutive quarter of growth--
--Pro forma net leverage ratio improves to 3.3x Adjusted EBITDA with IMO divestiture in January--
--Provides fiscal 2026 outlook and reiterates first quarter 2026 preliminary results--
Charlotte, N.C. (May 19, 2026) - Driven Brands Holdings Inc. (NASDAQ: DRVN) (“Driven Brands” or the “Company”) today reported financial results for the fourth quarter and fiscal year ending December 27, 2025, and expects to file its 2025 Annual Report on Form 10-K with the U.S. Securities and Exchange Commission later today. The 2025 Annual Report on Form 10-K will include restated financial results for fiscal years 2024 and 2023, restated interim financial results for the periods from the first quarter of 2024 through the third quarter of 2025, and restated Management’s Discussion and Analysis of Financial Condition and Results of Operations related to fiscal years 2024 and 2023. The restated financial results will reflect adjustments related to leases, cash, accounts payable, expense classification, accounts receivable, and other immaterial corrections.
“Driven Brands delivered a solid fourth quarter and full year, anchored by Take 5’s 3.7% same store sales growth, our 22nd consecutive quarter of growth,” said Danny Rivera, President and Chief Executive Officer. “In 2025, we took important steps to strengthen our foundation, including streamlining our portfolio to focus on core services in North America, meaningfully deleveraging our balance sheet, and investing in the capabilities that support our long-term strategy. We have completed the restatement of our prior-period financial results and are enhancing our internal controls to strengthen the accuracy of our financial reporting.”
“Looking ahead to 2026, our priorities remain clear: scaling our Take 5 platform, generating stable cash flow from our franchise brands, achieving our 3.0x net leverage ratio by year-end, and continuing our disciplined approach to portfolio optimization. We continue to expect Take 5 to deliver first quarter same store sales growth in the range of 4.3% to 4.5% on a preliminary basis. While the consumer environment remains dynamic, our focused portfolio of resilient, needs-based businesses and disciplined operational execution position us well to continue driving long-term shareholder value,” Rivera concluded.

Note: Prior-period financial information presented herein reflects results inclusive of restatement corrections and has been recast for discontinued operations for the applicable periods. Cash flow statements have not been recast to reflect the impact of discontinued operations.
Fourth Quarter 2025 Highlights
For the fourth quarter, Driven Brands delivered revenue of $460.1 million, an increase of 8% versus the prior year. System-wide sales were $1.5 billion, an increase of 2% versus the prior year primarily driven by 0.5% same store sales growth and 175 net new units.
Net income from continuing operations for the fourth quarter was $40.7 million or $0.25 per diluted share versus a net loss of $20.3 million or $0.13 loss per diluted share in the prior year. Adjusted Net Income from continuing operations1 was $56.4 million or $0.34 per diluted share versus $56.2 million or $0.34 per diluted share in the prior year. Adjusted EBITDA1 was $111.9 million, an increase of 7% versus the prior year.

Fiscal Year 2025 Highlights
For fiscal year 2025, Driven Brands delivered revenue of $1.9 billion, an increase of 6% versus the prior year. System-wide sales increased 3% to $6.1 billion, driven by a 1% increase in same store sales and 4% increase in store count versus the prior year.
Net income from continuing operations for fiscal year 2025 was $132.1 million or $0.80 per diluted share versus $0.5 million or $0.00 per diluted share in the prior year. Adjusted Net Income from continuing operations1 was $199.2 million or $1.21 per diluted share versus $174.8 million or $1.07 per diluted share in the prior year. Adjusted EBITDA1 was $449.1 million, an increase of $6.0 million versus the prior year.
Fourth Quarter 2025 Key Performance Indicators by Segment

	System-wide Sales (in millions)	Store Count	Same Store Sales	Revenue (in millions)	Adjusted EBITDA (in millions)
Take 5	$411.4	1,342	3.7%	$308.5	$107.3
Franchise Brands	1,017.8	2,699	(1.0)%	67.9	42.4
Auto Glass Now	56.3	211	6.3%	56.4	3.2
Corporate and Other	N/A	N/A	N/A	27.3	(41.0)
Total	$1,485.5	4,252	0.5%	$460.1	111.9
Fiscal Year 2025 Key Performance Indicators by Segment

	System-wide Sales (in millions)	Store Count	Same Store Sales	Revenue (in millions)	Adjusted EBITDA (in millions)
Take 5	$1,617.1	1,342	6.2%	$1,215.4	$418.7
Franchise Brands	4,218.0	2,699	(1.1)%	285.0	178.8
Auto Glass Now	257.6	211	7.9%	257.8	25.9
Corporate and Other	N/A	N/A	N/A	104.3	(174.3)
Total	$6,092.7	4,252	1.0%	$1,862.4	449.1
Note: Certain columns may not add due to rounding.
Capital and Liquidity
The Company ended the year with a net leverage ratio of 3.7x Adjusted EBITDA1 and total liquidity of $634 million consisting of $103 million in cash and cash equivalents and $531 million of undrawn capacity on its variable funding securitization senior notes and revolving credit facility. This did not include the additional $135 million Series 2022 Class A-1 Notes that would expand the Company’s variable funding note borrowing capacity if the Company elects to exercise them, assuming certain conditions continue to be met.

As previously disclosed, the Company received a waiver under its whole-business securitization structure and entered into a limited waiver and amendment to its revolving credit facility, each providing relief related to the completed restatement of previously issued financial statements. These actions extended the date to deliver the Company’s audited financial statements for fiscal year 2025 to June 10, 2026, and unaudited first quarter 2026 financial statements to 45 days after delivery of the audited fiscal year 2025 financial statements, or July 3, 2026.

International Car Wash Divestiture

As disclosed previously, on January 27, 2026, Driven Brands completed the divestiture of IMO, its international car wash business, for an aggregate consideration of approximately € 411 million.

Net proceeds from the divestiture of the international car wash business were primarily used to pay down debt, which improved pro forma net leverage to 3.3x Adjusted EBITDA1.
Resegmentation
As previously disclosed, the divestiture of the international car wash business resulted in corresponding changes to the Company’s financial reportable segments. As a result, the Company will report in its 2025 Annual Report on Form 10-K the following reportable segments: Take 5, Franchise Brands, and Auto Glass Now.

The Take 5 segment consists primarily of our company operated and franchise Take 5 Oil Change stores.

The Franchise Brands segment consists of our portfolio of franchised brands, which include Meineke, Maaco, CARSTAR and 1-800 Radiator, among other smaller brands. These brands are over 99% franchised.

The Auto Glass Now segment consists of our U.S. retail, commercial and insurance glass businesses.

Restatement

The Company has completed the restatement of its fiscal years 2023 and 2024 financial statements and interim financial results for the periods from the first quarter of 2024 through the third quarter of 2025. The restatement corrects accounting errors primarily related to leases, cash, accounts payable, expense classification, accounts receivable, and other immaterial corrections. The details of the corrections for fiscal years 2023 and 2024 and for the interim periods from the first quarter of 2024 through the third quarter of 2025 will be included in the Company’s 2025 Annual Report on Form 10-K for the fiscal year ended December 27, 2025, which the Company expects to file later today. The restatement is not a result of any substantive change to the Company’s operations or business performance for the corrected periods.

The net impact of the restatement corrections decreased Adjusted EBITDA1 by approximately $57 million in fiscal year 2023, decreased Adjusted EBITDA1 by approximately $12 million in fiscal year 2024, and decreased Adjusted EBITDA1 by approximately $8 million in fiscal year 2025 year-to-date through the third quarter.

Additional information regarding the restated financial statements is set forth in the section “Description of Restatement Matters and Restatement Errors” within this release.

Reiterated First Quarter 2026 Preliminary Results
On a preliminary basis for the first quarter of 2026, the Company continues to expect total same store sales growth in the range of 1.9% to 2.1%, including Take 5 same store sales growth in the range of 4.3% to 4.5%. The Company continues to expect total net revenue in the quarter to be in the range of $475 million to $485 million.

The Company continues to expect first quarter 2026 net new unit growth to be 29 units and to end the first quarter with total net debt of approximately $1.6 billion. Additionally, the Company continues to expect Adjusted EBITDA1 for the first quarter of 2026 to be moderately lower than prior year primarily due to expenses associated with the restatement of previously issued financial statements.

The Company is working to report its first quarter 2026 results and file its first quarter 2026 Form 10-Q. The Company currently anticipates filing its Form 10-Q on or before July 3, 2026, the due date for the Company to deliver its unaudited first quarter 2026 financial statements to its lenders as noted above.

Fiscal Year 2026 Outlook

Inclusive of the first quarter 2026 preliminary results provided above, the Company is providing its financial outlook for the fiscal year ending December 26, 2026, as follows:

2026 Outlook
Revenue	~$1.95 - $2.05 billion
Adjusted EBITDA[1]	~$430 - $460 million
Adjusted Diluted EPS[1]	~$1.15 - $1.25
Adjusted EBITDA1 and Adjusted Diluted EPS1 2026 outlook include approximately $35 million to $45 million of restatement-related, non-recurring costs for fiscal year 2026.

The Company expects fiscal year 2026 same store sales growth in the range of flat to 2%; and expects net store growth of approximately 160 to 190.

The Company also expects to generate between $125 million and $145 million of free cash flow2 in fiscal year 2026.

Note: 2026 outlook excludes the impact of any potential M&A and divestitures other than the completed divestiture of the international car wash business.
1 Adjusted EBITDA, Adjusted Net Income from continuing operations and Adjusted Diluted EPS are non-GAAP financial measures. See “Reconciliation of Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA and Adjusted EPS are made in a manner consistent with the relevant definitions and assumptions noted herein.
2 Free cash flow is a non-GAAP financial measure defined as cash provided by operating activities less capital expenditures, net of proceeds from sale leaseback transactions. Management believes free cash flow is a useful indicator of the Company’s ability to generate cash that can be used to repay debt, reinvest in the business, and return capital to shareholders. Forward-looking estimate of free cash flow is made in a manner consistent with the relevant definitions and assumptions noted herein.

Conference Call
Driven Brands will host a conference call to discuss fourth quarter and fiscal year 2025 results today, Tuesday, May 19, 2026, at 8:30 a.m. ET. The call will be available by webcast and can be accessed by visiting Driven Brands’ Investor Relations website at investors.drivenbrands.com. A replay of the call will be available for at least three months.

About Driven Brands
Driven Brands™, headquartered in Charlotte, NC, is the largest automotive services company in North America, providing a range of consumer and commercial automotive services, including oil change, paint, collision, glass, vehicle repair, and maintenance. Driven Brands is the parent company of some of North America’s leading automotive service businesses including Take 5 Oil Change®, Meineke Car Care Centers®, Maaco®, 1-800-Radiator & A/C®, Auto Glass Now®, and CARSTAR®. As of the end of fiscal year 2025, Driven Brands had over 4,200 locations across the U.S. and Canada, and services tens of millions of vehicles annually. Driven Brands’ network generated approximately $1.9 billion in annual revenue from approximately $6.1 billion in system-wide sales.

Contacts

Shareholder/Analyst inquiries: Media inquiries:
Steve Alexander Michelle Appleyard
stephen.alexander@drivenbrands.com michelle.appleyard@drivenbrands.com
(972) 467-6180 (704) 644-8129

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Year Ended
(in thousands, except per share amounts)	December 27, 2025	December 28, 2024	December 27, 2025	December 28, 2024
		As Restated and Recast		As Restated and Recast
Net revenue:
Franchise royalties and fees	$45,371	$44,085	$190,085	$188,634
Company-operated store sales	316,288	295,965	1,294,958	1,178,783
Advertising contributions	28,272	27,265	108,521	103,069
Supply and other revenue	70,171	59,891	268,874	281,990
Total net revenue	460,102	427,206	1,862,438	1,752,476
Operating expenses:
Company-operated store expenses	187,020	173,848	758,972	676,890
Advertising expenses	28,523	26,774	108,772	103,460
Supply and other expenses	40,207	37,357	157,302	171,788
Selling, general, and administrative expenses	103,625	143,483	496,297	464,992
Depreciation and amortization	20,132	21,079	81,858	78,989
Asset impairment charges and lease terminations	2,398	8,870	28,127	56,538
Total operating expenses	381,905	411,411	1,631,328	1,552,657
Operating income	78,197	15,795	231,110	199,819
Other expenses, net:
Interest expense, net	28,628	35,993	121,202	156,991
Foreign currency transaction (gain) loss, net	86	11,441	(14,715)	17,530
Loss on debt extinguishment	843	—	5,392	205
Other expenses, net	29,557	47,434	111,879	174,726
Income (loss) before taxes from continuing operations	48,640	(31,639)	119,231	25,093
Income tax (benefit) expense	7,923	(11,378)	(12,842)	24,547
Net income (loss) from continuing operations	$40,717	$(20,261)	$132,073	$546
(Loss) gain on sale of discontinued operations, net of tax	(3,196)	—	35,752	—
Net loss from discontinued operations, net of tax	(16,337)	(286,552)	(27,663)	(297,999)
Net income (loss)	$21,184	$(306,813)	$140,162	$(297,453)

Basic earnings (loss) per share:
Continuing Operations	$0.25	$(0.13)	$0.80	$—
Discontinued Operations	(0.12)	(1.79)	0.05	(1.86)
Net basic earnings (loss) per share	$0.13	$(1.92)	$0.85	$(1.86)

Diluted earnings (loss) per share:
Continuing Operations	$0.25	$(0.13)	$0.80	$—
Discontinued Operations	(0.12)	(1.79)	0.05	(1.86)
Net diluted earnings (loss) per share	$0.13	$(1.92)	$0.85	$(1.86)

Weighted average shares outstanding
Basic	164,044	160,424	162,836	160,319
Diluted	165,015	160,424	163,852	161,210

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except share and per share amounts)	December 27, 2025	December 28, 2024
		As Restated and Recast
Assets
Current assets:
Cash and cash equivalents	$102,938	$103,438
Restricted cash	162	358
Accounts and notes receivable, net	131,958	146,372
Inventory	52,375	48,889
Prepaid and other assets	50,103	24,065
Income tax receivable	49,266	26,577
Advertising fund assets, restricted	60,826	48,349
Assets held for sale	31,233	79,090
Current assets of discontinued operations	61,993	130,713
Total current assets	540,854	607,851
Other assets	114,657	118,948
Property and equipment, net	471,804	409,451
Operating lease right-of-use assets	513,458	451,793
Deferred commissions	7,824	7,246
Intangibles, net	617,849	634,794
Goodwill	1,218,002	1,205,530
Deferred tax assets	3,982	7,204
Non-current assets of discontinued operations	671,490	1,808,978
Total assets	$4,159,920	$5,251,795
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$93,029	$86,188
Accrued expenses and other liabilities	198,759	160,283
Income tax payable	2,652	5,590
Current portion of long-term debt	276,691	33,696
Tax receivable agreement payable	56,211	22,676
Advertising fund liabilities	24,670	25,996
Current liabilities of discontinued operations	73,795	114,353
Total current liabilities	725,807	448,782
Long-term debt	1,882,783	2,658,889
Deferred tax liabilities	13,554	31,885
Operating lease liabilities	501,506	439,838
Tax receivable agreement payable	73,084	110,597
Deferred revenue	30,365	31,893
Long-term accrued expenses and other liabilities	—	2,026
Non-current liabilities of discontinued operations	165,619	984,115
Total liabilities	3,392,718	4,708,025
Preferred Stock $0.01 par value; 100,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 900,000,000 shares authorized: and 164,531,712 and 163,842,248 shares issued and outstanding; respectively	1,645	1,638
Additional paid-in capital	1,736,416	1,707,573
Accumulated deficit	(953,208)	(1,093,370)
Accumulated other comprehensive loss	(17,651)	(72,071)
Total shareholders’ equity	767,202	543,770
Total liabilities and shareholders' equity	$4,159,920	$5,251,795

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Year Ended
(in thousands)	December 27, 2025	December 28, 2024
		As Restated
Net income (loss)	$140,162	$(297,453)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	134,432	181,409
Goodwill impairment	28,317	—
Share-based compensation expense	32,276	52,096
(Gain) loss on foreign denominated transactions	(23,063)	25,126
Loss (gain) on foreign currency derivatives	8,347	(7,605)
(Gain) loss on sale and disposal of businesses, fixed assets, and sale leaseback transactions	(28,048)	26,684
Loss on fair value of Seller Note	17,000	—
Reclassification of interest rate hedge to income	(6,157)	(2,094)
Bad debt expense	18,722	8,963
Asset impairment charges and lease terminations	28,939	389,242
Amortization of deferred financing costs and bond discounts	9,736	9,759
Amortization of cloud computing	17,696	10,825
Benefit for deferred income taxes	(20,381)	(56,484)
Loss on extinguishment of debt	5,392	205
Other, net	3,887	(3,918)
Changes in operating assets and liabilities, net of acquisitions:
Accounts and notes receivable, net	(12,088)	(37,572)
Inventory	(1,475)	(2,332)
Prepaid and other assets	(24,962)	2,987
Advertising fund assets and liabilities, restricted	771	(6,118)
Other assets	(21,403)	(77,243)
Deferred commissions	(578)	934
Deferred revenue	(1,543)	1,280
Accounts payable	604	24,559
Accrued expenses and other liabilities	30,271	13,627
Income tax receivable	(6,311)	(12,923)
Cash provided by operating activities	330,543	243,954
Cash flows from investing activities:
Capital expenditures	(222,774)	(288,635)
Cash used in business acquisitions, net of cash acquired	(11,253)	(2,990)
Proceeds from sale leaseback transactions	73,099	51,371
Proceeds from Seller Note	113,000	—
Proceeds from sale or disposal of businesses and fixed assets, net of cash sold	280,654	290,329
Cash provided by investing activities	232,726	50,075
Cash flows from financing activities:
Payment of debt extinguishment and issuance costs	(10,489)	(9,646)
Proceeds from the issuance of long-term debt	500,000	274,794
Repayment of long-term debt	(994,584)	(465,443)
Proceeds from revolving lines of credit and short-term debt	282,000	46,000
Repayment of revolving lines of credit and short-term debt	(332,000)	(104,000)
Repayment of principal portion of finance lease liability	(5,506)	(5,028)
Payment of Tax Receivable Agreement	—	(38,374)
Acquisition of non-controlling interest	—	(644)
Tax obligations for share-based compensation	(4,394)	(1,593)
Cash used in financing activities	(564,973)	(303,934)

Effect of exchange rate changes on cash	5,654	(4,103)
Net change in cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted	3,950	(14,008)
Cash and cash equivalents from continuing operations, beginning of period	103,438	132,552
Cash included in advertising fund assets, restricted, beginning of period	38,930	38,537
Restricted cash from continuing operations, beginning of period	358	657
Cash, cash equivalents, and restricted cash from discontinued operations, beginning of period	38,372	23,360
Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, beginning of period	181,098	195,106
Cash and cash equivalents from continuing operations, end of period	102,938	103,438
Cash included in advertising fund assets, restricted, end of period	52,204	38,930
Restricted cash from continuing operations, end of period	162	358
Cash, cash equivalents, and restricted cash from discontinued operations, end of period	29,744	38,372
Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, end of period	$185,048	$181,098

Description of Restatement Matters and Restatement Errors
An overview of the restatement adjustments and their impact on previously reported consolidated financial statements are described below.
Lease adjustments
The Company identified certain leases that originated in prior periods beginning in 2023 where the lease had not been recorded at the time of lease commencement. The impact of the errors to the consolidated statements of operations for fiscal years 2024 and 2023 is increases of $2 million and $1 million, respectively, to company-operated store expense. The impact of the errors to the consolidated balance sheet as of December 28, 2024 is an increase of $40 million to operating lease right-of-use assets, an increase of $2 million to accrued expenses and other liabilities and an increase of $40 million to operating lease liabilities.
Cash adjustments
The Company identified unreconciled and aged differences between the general ledger cash balance and bank statements in prior years resulting in overstatement of cash and revenue and understatement of selling, general, and administrative expense, primarily impacting accumulated deficit in periods prior to fiscal year 2023. The impact of the errors relating to cash adjustments to the consolidated statement of operations for fiscal year 2024 is an increase to selling, general, and administrative expenses of $4 million. The impact of the errors to the consolidated statement of operations for fiscal year 2023 is a decrease to company-operated store sales of $6 million and a $1 million increase to selling, general, and administrative expenses. The impact of the errors to the consolidated balance sheet as of December 28, 2024 is a decrease to cash and cash equivalents of $28 million. The errors further affect the opening and closing cash balances and operating cash flows in the consolidated statements of cash flows for fiscal years 2024 and 2023. The impact of the errors to the opening cash balances in the consolidated statements of cash flows for fiscal years 2024 and 2023 is a decrease of $21 million and $14 million respectively. The impact of the errors to the closing cash balances in the consolidated statements of cash flows for fiscal years 2024 and 2023 is a decrease of $28 million and $21 million, respectively.
Accounts payable adjustments
The Company identified unreconciled and aged differences between the general ledger accounts payable balance and related subledger systems in prior years as a result of incorrect recording, offsetting, and consolidation of intercompany transactions, resulting in understatements in accounts payable and understatements of company-operated store expenses depending on the nature of the reconciling items. The impact of the errors to the consolidated statement of operations for fiscal year 2024 is a $2 million increase to selling, general, and administrative expenses and a $2 million decrease to company-operated store expenses. The impact of the errors to the consolidated statement of operations for fiscal year 2023 is a less than $1 million increase to selling, general, and administrative expenses, and a $32 million increase to company-operated store expenses. The impact of the errors to the consolidated balance sheet as of December 28, 2024 is an increase to accounts payable of $7 million.
Expense classification adjustments
During fiscal years 2024 and 2023, certain supply and other expenses were reflected within company-operated store expenses. This error resulted in company-operated store expenses being overstated by $35 million and $27 million for fiscal years 2024 and 2023, respectively, and a corresponding understatement of supply and other expenses in those periods.

Accounts receivable adjustments
The Company identified unreconciled and aged receivables, misapplied cash and clearing entries, allowance calculations that required correction, and certain accounts receivable not recorded in the subledger, primarily impacting accumulated deficit in periods prior to fiscal year 2023. The impact of the errors to the consolidated statement of operations for fiscal year 2024 is a $2 million decrease to company-operated store sales, a $2 million decrease to supply and other revenue, and a $1 million increase to selling, general, and administrative expenses, as well as other immaterial impacts. The impact of the errors to the consolidated statement of operations for fiscal year 2023 is a less than $1 million increase to company-operated stores sales, a $3 million decrease to supply and other revenue, and a $9 million increase to selling, general, and administrative expenses, as well as other immaterial impacts. These issues resulted in an overstatement of accounts receivable of $26 million as of December 28, 2024.
Other adjustments
The Company has calculated the tax impact of the errors and has also identified other immaterial errors, which have been reflected in the tables below.

The following tables present the restatement adjustments to previously issued consolidated financial statements, including the previously reported consolidated statement of operations for fiscal year 2024, consolidated balance sheet as of December 28, 2024, consolidated statement of cash flows for fiscal year 2024, and consolidated statement of operations and consolidated statement of cash flows for fiscal year 2023.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS

	Year Ended December 28, 2024
(in thousands, except per share amounts)	As Previously Reported	Restatement Impacts	As Restated	Discontinued Operations Reclassification Impacts	As Restated and Recast
Net revenue:
Franchise royalties and fees	$188,634	$—	$188,634	—	$188,634
Company-operated store sales	1,544,932	(2,354)	1,542,578	(363,795)	1,178,783
Independently-operated store sales	212,396	—	212,396	(212,396)	—
Advertising contributions	101,316	1,753	103,069	—	103,069
Supply and other revenue	292,310	(3,636)	288,674	(6,684)	281,990
Total net revenue	2,339,588	(4,237)	2,335,351	(582,875)	1,752,476
Operating expenses:
Company-operated store expenses	993,090	(32,692)	960,398	(283,508)	676,890
Independently-operated store expenses	121,325	(6)	121,319	(121,319)	—
Advertising expenses	101,617	1,843	103,460	—	103,460
Supply and other expenses	139,658	35,855	175,513	(3,725)	171,788
Selling, general, and administrative expenses	554,775	153	554,928	(89,936)	464,992
Depreciation and amortization	180,112	1,297	181,409	(102,420)	78,989
Asset impairment charges and lease terminations	389,242	—	389,242	(332,704)	56,538
Total operating expenses	2,479,819	6,450	2,486,269	(933,612)	1,552,657
Operating (loss) income	(140,231)	(10,687)	(150,918)	350,737	199,819
Other expenses, net:
Interest expense, net	156,964	872	157,836	(845)	156,991
Foreign currency transaction loss (gain), net	20,239	(2,709)	17,530	—	17,530
Loss on debt extinguishment	205	—	205	—	205
Other expenses, net	177,408	(1,837)	175,571	(845)	174,726
(Loss) income before taxes from continuing operations	(317,639)	(8,850)	(326,489)	351,582	25,093
Income tax (benefit) expense	(25,143)	(3,893)	(29,036)	53,583	24,547
Net (loss) income from continuing operations	$(292,496)	$(4,957)	$(297,453)	$297,999	$546
Net loss from discontinued operations, net of tax	—	—	—	(297,999)	(297,999)
Net loss	$(292,496)	$(4,957)	$(297,453)	$—	$(297,453)

Basic (loss) earnings per share:
Continuing Operations	$(1.79)	$(0.04)	$(1.86)	$1.86	$—
Discontinued Operations	—	—	—	(1.86)	(1.86)
Net basic loss per share	$(1.79)	$(0.04)	$(1.86)	$—	$(1.86)

Diluted (loss) earnings per share:
Continuing Operations	$(1.82)	$(0.04)	$(1.86)	$1.86	$—
Discontinued Operations	—	—	—	(1.86)	(1.86)
Net diluted loss per share	$(1.82)	$(0.04)	$(1.86)	$—	$(1.86)

Weighted average shares outstanding
Basic	160,319	—	160,319	—	160,319
Diluted	160,319	—	160,319	891	161,210

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

	Year Ended December 28, 2024
(in thousands, except share and per share amounts)	As Previously Reported	Restatement Impacts	As Restated	Discontinued Operations Reclassification Impacts	As Restated and Recast
Assets
Current assets:
Cash and cash equivalents	$169,954	$(28,144)	$141,810	$(38,372)	$103,438
Restricted cash	358	—	358	—	358
Accounts and notes receivable, net	179,609	(26,338)	153,271	(6,899)	146,372
Inventory	67,527	(7,011)	60,516	(11,627)	48,889
Prepaid and other assets	42,271	(2,079)	40,192	(16,127)	24,065
Income tax receivable	13,706	15,352	29,058	(2,481)	26,577
Advertising fund assets, restricted	49,716	(1,367)	48,349	—	48,349
Assets held for sale	134,297	—	134,297	(55,207)	79,090
Current assets of discontinued operations	—	—	—	130,713	130,713
Total current assets	657,438	(49,587)	607,851	—	607,851
Other assets	125,422	(3,348)	122,074	(3,126)	118,948
Property and equipment, net	1,024,168	2,547	1,026,715	(617,264)	409,451
Operating lease right-of-use assets	1,370,355	40,215	1,410,570	(958,777)	451,793
Deferred commissions	7,246	—	7,246	—	7,246
Intangibles, net	665,896	—	665,896	(31,102)	634,794
Goodwill	1,403,056	—	1,403,056	(197,526)	1,205,530
Deferred tax assets	8,206	181	8,387	(1,183)	7,204
Non-current assets of discontinued operations	—	—	—	1,808,978	1,808,978
Total assets	$5,261,787	$(9,992)	$5,251,795	$—	$5,251,795
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$95,260	$7,348	$102,608	$(16,420)	$86,188
Accrued expenses and other liabilities	253,880	2,063	255,943	(95,660)	160,283
Income tax payable	6,860	—	6,860	(1,270)	5,590
Current portion of long-term debt	33,189	1,510	34,699	(1,003)	33,696
Tax receivable agreement payable	22,676	—	22,676	—	22,676
Advertising fund liabilities	22,030	3,966	25,996	—	25,996
Current liabilities of discontinued operations	—	—	—	114,353	114,353
Total current liabilities	433,895	14,887	448,782	—	448,782
Long-term debt	2,660,355	2,679	2,663,034	(4,145)	2,658,889
Deferred tax liabilities	87,485	(4,276)	83,209	(51,324)	31,885
Operating lease liabilities	1,303,033	40,041	1,343,074	(903,236)	439,838
Tax receivable agreement payable	110,935	(338)	110,597	—	110,597
Deferred revenue	31,314	579	31,893	—	31,893
Long-term accrued expenses and other liabilities	27,436	—	27,436	(25,410)	2,026
Non-current liabilities of discontinued operations	—	—	—	984,115	984,115
Total liabilities	4,654,453	53,572	4,708,025	—	4,708,025
Preferred Stock $0.01 par value; 100,000,000 shares authorized; none issued or outstanding	—	—	—	—	—
Common stock, $0.01 par value, 900,000,000 shares authorized: and 163,842,248 shares outstanding	1,638	—	1,638	—	1,638
Additional paid-in capital	1,699,851	7,722	1,707,573	—	1,707,573
Accumulated deficit	(1,002,583)	(90,787)	(1,093,370)	—	(1,093,370)
Accumulated other comprehensive (loss) income	(91,572)	19,501	(72,071)	—	(72,071)
Total shareholders’ equity	607,334	(63,564)	543,770	—	543,770
Total liabilities and shareholders' equity	$5,261,787	$(9,992)	$5,251,795	$—	$5,251,795

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended December 28, 2024
(in thousands)	As Previously Reported	Restatement Impacts	As Restated
Net loss	$(292,496)	$(4,957)	$(297,453)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	180,112	1,297	181,409
Share-based compensation expense	48,139	3,957	52,096
Loss (gain) on foreign denominated transactions	29,413	(4,287)	25,126
(Gain) loss on foreign currency derivatives	(9,174)	1,569	(7,605)
Loss (gain) on sale and disposal of businesses, fixed assets, and sale leaseback transactions	35,722	(9,038)	26,684
Reclassification of interest rate hedge to income	(2,094)	—	(2,094)
Bad debt expense	6,672	2,291	8,963
Asset impairment charges and lease terminations	389,242	—	389,242
Amortization of deferred financing costs and bond discounts	9,759	—	9,759
Amortization of cloud computing	8,270	2,555	10,825
(Benefit) expense for deferred income taxes	(66,594)	10,110	(56,484)
Loss on extinguishment of debt	205	—	205
Other, net	(22,648)	18,730	(3,918)
Changes in operating assets and liabilities, net of acquisitions:
Accounts and notes receivable, net	(48,190)	10,618	(37,572)
Inventory	2,618	(4,950)	(2,332)
Prepaid and other assets	3,467	(480)	2,987
Advertising fund assets and liabilities, restricted	(5,031)	(1,087)	(6,118)
Other assets	(85,491)	8,248	(77,243)
Deferred commissions	934	—	934
Deferred revenue	832	448	1,280
Accounts payable	29,397	(4,838)	24,559
Accrued expenses and other liabilities	17,588	(3,961)	13,627
Income tax receivable	10,795	(23,718)	(12,923)
Cash provided by operating activities:	241,447	2,507	243,954
Cash flows from investing activities:
Capital expenditures	(288,504)	(131)	(288,635)
Cash used in business acquisitions, net of cash acquired	(2,990)	—	(2,990)
Proceeds from sale leaseback transactions	51,371	—	51,371
Proceeds from sale or disposal of businesses and fixed assets, net of cash sold	299,142	(8,813)	290,329
Cash provided by (used in) investing activities:	59,019	(8,944)	50,075
Cash flows from financing activities:			—
Payment of debt extinguishment and issuance costs	(9,646)	—	(9,646)
Proceeds from the issuance of long-term debt	274,794	—	274,794
Repayment of long-term debt	(465,443)	—	(465,443)
Proceeds from revolving lines of credit and short-term debt	46,000	—	46,000
Repayment of revolving lines of credit and short-term debt	(104,000)	—	(104,000)
Repayment of principal portion of finance lease liability	(3,931)	(1,097)	(5,028)
Payment of Tax Receivable Agreement	(38,374)	—	(38,374)
Acquisition of non-controlling interest	(644)	—	(644)
Tax obligations for share-based compensation	(1,593)	—	(1,593)
Cash used in financing activities:	(302,837)	(1,097)	(303,934)
Effect of exchange rate changes on cash	(4,103)	—	(4,103)
Net change in cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted	(6,474)	(7,534)	(14,008)
Cash and cash equivalents, beginning of period	176,522	(20,610)	155,912
Cash included in advertising fund assets, restricted, beginning of period	38,537	—	38,537
Restricted cash, beginning of period	657	—	657
Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, beginning of period	215,716	(20,610)	195,106

Cash and cash equivalents, end of period	169,954	(28,144)	141,810
Cash included in advertising fund assets, restricted, end of period	38,930	—	38,930
Restricted cash, end of period	358	—	358
Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, end of period	$209,242	$(28,144)	$181,098

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS

	Year Ended December 30, 2023
(in thousands, except per share amounts)	As Previously Reported	Restatement Impacts	As Restated	Discontinued Operations Reclassification Impacts	As Restated and Recast
Net revenue:
Franchise royalties and fees	$190,367	$—	$190,367	$—	$190,367
Company-operated store sales	1,526,353	(6,192)	1,520,161	(380,020)	1,140,141
Independently-operated store sales	196,395	—	196,395	(196,395)	—
Advertising contributions	98,850	218	99,068	—	99,068
Supply and other revenue	292,064	(5,607)	286,457	(5,993)	280,464
Total net revenue	2,304,029	(11,581)	2,292,448	(582,408)	1,710,040
Operating expenses:
Company-operated store expenses	1,004,472	5,801	1,010,273	(290,311)	719,962
Independently-operated store expenses	109,078	104	109,182	(109,182)	—
Advertising expenses	97,290	6,092	103,382	—	103,382
Supply and other expenses	158,436	26,971	185,407	(3,851)	181,556
Selling, general, and administrative expenses	462,117	21,378	483,495	(93,930)	389,565
Depreciation and amortization	175,296	(437)	174,859	(98,280)	76,579
Goodwill impairment	850,970	—	850,970	(850,970)	—
Asset impairment charges and lease terminations	132,903	—	132,903	(9,084)	123,819
Total operating expenses	2,990,562	59,909	3,050,471	(1,455,608)	1,594,863
Operating (loss) income	(686,533)	(71,490)	(758,023)	873,200	115,177
Other expenses, net:
Interest expense, net	164,196	(2,980)	161,216	(815)	160,401
Foreign currency transaction gain, net	(3,078)	(914)	(3,992)	(86)	(4,078)
Other expenses, net	161,118	(3,894)	157,224	(901)	156,323
Loss before taxes from continuing operations	(847,651)	(67,596)	(915,247)	874,101	(41,146)
Income tax (benefit) expense	(102,689)	(13,627)	(116,316)	121,952	5,636
Net loss from continuing operations	(744,962)	(53,969)	(798,931)	752,149	(46,782)
Net loss from discontinued operations, net of tax	—	—	—	(752,149)	(752,149)
Net loss	$(744,962)	$(53,969)	$(798,931)	$—	$(798,931)

Basic (loss) earnings per share:
Continuing Operations	$(4.50)	$(0.44)	$(4.94)	$4.65	$(0.29)
Discontinued Operations	—	—	—	(4.65)	(4.65)
Net basic loss per share	$(4.50)	$(0.44)	$(4.94)	$—	$(4.94)

Diluted (loss) earnings per share:
Continuing Operations	$(4.53)	$(0.41)	$(4.94)	$4.65	$(0.29)
Discontinued Operations	—	—	—	(4.65)	(4.65)
Net diluted loss per share	$(4.53)	$(0.41)	$(4.94)	$—	$(4.94)

Weighted average shares outstanding
Basic	161,917	—	161,917	—	161,917
Diluted	161,917	—	161,917	—	161,917

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended December 30, 2023
(in thousands)	As Previously Reported	Restatement Impacts	As Restated
Net loss	$(744,962)	$(53,969)	$(798,931)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	175,296	(437)	174,859
Goodwill impairment	850,970	—	850,970
Share-based compensation expense	15,300	4,988	20,288
Gain on foreign denominated transactions	(2,022)	—	(2,022)
Gain on foreign currency derivatives	(1,056)	(914)	(1,970)
Loss on sale and disposal of businesses, fixed assets, and sale leaseback transactions	4,909	9,719	14,628
Reclassification of interest rate hedge to income	(2,077)	—	(2,077)
Bad debt expense	1,938	8,752	10,690
Asset impairment charges and lease terminations	132,903	—	132,903
Amortization of deferred financing costs and bond discounts	10,307	—	10,307
Amortization of cloud computing	1,923	752	2,675
Benefit for deferred income taxes	(125,804)	(12,312)	(138,116)
Other, net	22,320	675	22,995
Changes in operating assets and liabilities, net of acquisitions:
Accounts and notes receivable, net	13,561	3,699	17,260
Inventory	(11,731)	7,961	(3,770)
Prepaid and other assets	(6,877)	1,378	(5,499)
Advertising fund assets and liabilities, restricted	(16,861)	6,014	(10,847)
Other assets	(39,814)	—	(39,814)
Deferred commissions	418	—	418
Deferred revenue	1,937	131	2,068
Accounts payable	7,390	10,607	17,997
Accrued expenses and other liabilities	(52,854)	7,541	(45,313)
Income tax receivable	53	(1,184)	(1,131)
Cash provided by (used in) operating activities	235,167	(6,599)	228,568
Cash flows from investing activities:
Capital expenditures	(596,478)	—	(596,478)
Cash used in business acquisitions, net of cash acquired	(59,574)	—	(59,574)
Proceeds from sale leaseback transactions	194,658	—	194,658
Proceeds from sale or disposal of businesses and fixed assets, net of cash sold	9,987	—	9,987
Cash used in investing activities	(451,407)	—	(451,407)
Cash flows from financing activities:
Repayment of long-term debt	(27,971)	—	(27,971)
Proceeds from revolving lines of credit and short-term debt	378,000	—	378,000
Repayment of revolving lines of credit and short-term debt	(130,000)	—	(130,000)
Repayment of principal portion of finance lease liability	(5,165)	(405)	(5,570)
Share repurchases	(49,956)	—	(49,956)
Stock option exercises	6,117	—	6,117
Other, net	(326)	—	(326)
Cash provided by (used in) financing activities	170,699	(405)	170,294
Effect of exchange rate changes on cash	484	—	484
Net change in cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted	(45,057)	(7,004)	(52,061)
Cash and cash equivalents, beginning of period	227,110	(13,606)	213,504
Cash included in advertising fund assets, restricted, beginning of period	32,871	—	32,871
Restricted cash, beginning of period	792	—	792

Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, beginning of period	260,773	(13,606)	247,167
Cash and cash equivalents, end of period	176,522	(20,610)	155,912
Cash included in advertising fund assets, restricted, end of period	38,537	—	38,537
Restricted cash, end of period	657	—	657
Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, end of period	$215,716	$(20,610)	$195,106

Disclosure Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, impact of accounting standards and outlook, impairments, and expected market growth are “forward-looking statements” for the purposes of federal and state securities laws, including, among other things, any statements relating to: (i) potential post-closing obligations and liabilities relating to the sale of our car wash businesses; (ii) the current geopolitical environment, including the impact, both direct and indirect, of government actions, such as proposed and enacted tariffs and governmental shutdowns; (iii) our strategy, outlook, and growth prospects; (iv) our operational and financial targets, dividend policy, and capital allocation strategy; (v) general economic trends and trends in our industry and markets; (vi) the risks and costs associated with the integration of, and or ability to integrate, our stores and business units successfully; (vii) our internal control over financial reporting; (viii) the proper application of generally accepted accounting principles in the preparation of our financial statements, which are highly complex and involve many subjective assumptions, estimates, and judgments; and (ix) the competitive environment in which we operate. Forward-looking statements may include, among others, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” or any other similar words.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results or outcomes could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in or implied by our forward-looking statements include the following: our ability to compete with other businesses in the automotive aftermarket industries; advances and changes in automotive technology; changes in consumer preferences, perceptions, and spending patterns; changes in general economic conditions and the geographic concentration of our locations; our ability to timely recruit and retain qualified accounting personnel; the need to rely on third-party service providers, which could result in significant costs; diversion of management’s time, attention and resources from strategic matters due to remediation efforts related to the material weaknesses in our internal control over financial reporting and disclosure controls and procedures; our inability to maintain an effective system of internal controls; our inability to remediate the material weaknesses in our internal control over financial reporting and disclosure controls and procedures or additional material weaknesses or other deficiencies in the future; the restatement of certain of our previously issued consolidated financial statements; the adverse effect of litigation; the risks and uncertainties, as they may be amended from time to time, set forth in our filings with the U.S. Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

There may be other factors not presently known to us or which we currently consider to be immaterial that could cause our actual results to differ materially from those projected in any forward-looking statements we make.

Forward-looking statements made in this release speak only as of the date hereof. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

Non-GAAP Financial Measures in Outlook

Driven Brands includes Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (“Adjusted EBITDA”) and Adjusted Earnings per Share (“Adjusted EPS”) in the Company’s Fiscal Year 2026 Outlook. Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures and have not been reconciled to the most comparable GAAP financial measures because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide an outlook for the comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA and Adjusted EPS are made in a manner consistent with the relevant definitions and assumptions noted herein and in our filings with the SEC.

Adjusted Net Income and Adjusted Earnings Per Share

Adjusted Net Income and Adjusted EPS are considered non-GAAP financial measures under the SEC’s rules because they exclude certain amounts included in the net income attributable to Driven Brands common stockholders and diluted earnings per share attributable to Driven Brands common stockholders calculated in accordance with GAAP. Management believes that Adjusted Net Income and Adjusted EPS are meaningful measures to share with investors because they facilitate comparison of the current period performance with that of the comparable prior period. In addition, Adjusted Net Income and Adjusted EPS afford investors a view of what management considers to be Driven Brands’ core earnings performance as well as the ability to make a more informed assessment of such earnings performance with that of the prior period.
The tables below reflect the calculation of Adjusted Net Income and Adjusted Earnings Per Share for the three months and year ended December 27, 2025, compared to the three months and year ended December 28, 2024.

Net Income to Adjusted Net Income and Adjusted Earnings Per Share (Unaudited)

	Three Months Ended		Year Ended
(in thousands, except per share data)	December 27, 2025	December 28, 2024	December 27, 2025	December 28, 2024
		As Restated		As Restated
Net income (loss) from continuing operations	$40,717	$(20,261)	$132,073	$546
Adjustments:
Acquisition related costs(a)	860	822	1,644	2,394
Non-core items and project costs, net(b)	3,143	—	21,560	16,751
Cloud computing amortization(c)	4,384	4,176	17,696	10,081
Share-based compensation expense(d)	6,116	13,216	32,079	50,881
Foreign currency transaction (gain) loss, net(e)	86	11,441	(14,715)	17,530
Impairment, notes receivable loss, (gain) loss on sale of assets, net, and closed store expenses(f)	(872)	49,207	63,160	84,236
Loss on debt extinguishment (g)	810	—	5,392	205
Amortization related to acquired intangible assets(h)	5,168	5,402	18,643	22,653
Acceleration of interest rate hedge(i)	—	—	(4,422)	—
Valuation allowance (reversal) for deferred tax asset(j)	(433)	12,668	(37,833)	12,668
Adjusted net income before tax impact of adjustments	59,979	76,671	235,277	217,945
Tax impact of adjustments(k)	(3,574)	(20,514)	(36,043)	(43,113)
Adjusted net income from continuing operations	$56,405	$56,157	$199,234	$174,832

Basic earnings (loss) per share from continuing operations	$0.25	$(0.13)	$0.80	$—
Diluted earnings (loss) per share from continuing operations	$0.25	$(0.13)	$0.80	$—

Adjusted basic earnings per share from continuing operations(1)	$0.34	$0.34	$1.21	$1.07
Adjusted diluted earnings per share from continuing operations(1)	$0.34	$0.34	$1.21	$1.07

Weighted average shares outstanding
Basic	164,044	160,424	162,836	160,319
Diluted	165,015	160,424	163,852	161,210

Weighted average shares outstanding for Adjusted Net Income
Basic	164,044	160,424	162,836	160,319
Diluted	165,015	161,778	163,852	161,210
(1)Adjusted Earnings Per Share is calculated under the two-class method. Under the two-class method, adjusted earnings per share is calculated using adjusted net income attributable to common shares, which is derived by reducing adjusted net income by the amount attributable to participating securities. Adjusted Net Income attributable to participating securities used in the basic earnings per share calculations was less than $1 million and $2 million for the three months and year ended December 27, 2025, respectively, and $1 million and $3 million for the three months and year ended December 28, 2024, respectively. Adjusted Net Income attributable to participating securities used in the diluted earnings per share calculation was less than $1 million and $2 million for the three months and year ended December 27, 2025 and less than $1 million for the three months and year ended December 28, 2024.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (“SEC”) rules because it excludes certain amounts included in net income calculated in accordance with GAAP. Management believes that Adjusted EBITDA is a meaningful measure to share with investors because it facilitates comparison of the current period performance with that of the comparable prior period. In addition, Adjusted EBITDA affords investors a view of what management considers to be Driven Brand’s core operating performance as well as the ability to make a more informed assessment of such operating performance as compared with that of the prior period.

Please see the company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024, filed with the SEC on February 26, 2025, for additional information on Adjusted EBITDA. The tables below reflect the calculation of Adjusted EBITDA for the three months and year ended December 27, 2025, compared to the three months and year ended December 28, 2024.

Net Income (Loss) to Adjusted EBITDA Reconciliation (Unaudited)

	Three Months Ended		Year Ended
(in thousands)	December 27, 2025	December 28, 2024	December 27, 2025	December 28, 2024
		As Restated		As Restated
Net income (loss) from continuing operations	$40,717	$(20,261)	$132,073	$546
Income tax (benefit) expense	7,923	(11,378)	(12,842)	24,547
Interest expense, net	28,628	35,993	121,202	156,991
Depreciation and amortization	20,132	21,079	81,858	78,989
EBITDA	97,400	25,433	322,291	261,073
Acquisition related costs(a)	860	822	1,644	2,394
Non-core items and project costs, net(b)	3,143	—	21,560	16,751
Cloud computing amortization(c)	4,384	4,176	17,696	10,081
Share-based compensation expense(d)	6,116	13,216	32,079	50,881
Foreign currency transaction (gain) loss, net(e)	86	11,441	(14,715)	17,530
Impairment, notes receivable loss, (gain) loss on sale of assets, net, and closed store expenses(f)	(872)	49,207	63,160	84,236
Loss on debt extinguishment(g)	810	—	5,392	205
Adjusted EBITDA	$111,927	$104,295	$449,107	$443,151

Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share Footnotes
(a)Consists of acquisition costs as reflected within the consolidated statements of operations, including legal, consulting and other fees, and expenses incurred in connection with acquisitions completed during the applicable period, as well as inventory rationalization expenses incurred in connection with acquisitions. As acquisitions occur in the future, we expect to incur similar costs and, under U.S. GAAP, such costs relating to acquisitions are expensed as incurred and not capitalized.
(b)Consists of discrete items and project costs, including third-party professional costs associated with strategic transformation initiatives as well as non-recurring payroll-related costs and non-ordinary course legal settlements.
(c)Includes non-cash amortization expenses relating to cloud computing arrangements.
(d)Represents non-cash share-based compensation expense.
(e)Represents foreign currency transaction (gains) losses, net that primarily related to the remeasurement of our intercompany loans as well as gains and losses on cross-currency swaps.
(f)Consists of the following items (i) asset impairments, (ii) (gains) losses, net on sale leasebacks, disposal of assets, including assets held for sale, or sale of business; and (iii) loss on fair value of the Seller Note.
(g)Represents charges incurred related to the Company’s full repayment of the Term Loan Facility in conjunction with the sale of the U.S. Car Wash business and the issuance of the Series 2025-1 Senior Notes in the current year and charges incurred related to the Company’s partial repayment of Senior Secured Notes in conjunction with the sale of its Canadian distribution business in the prior year.
(h)Consists of amortization related to acquired intangible assets as reflected within depreciation and amortization in the consolidated statements of operations.
(i)Consists of the accelerated amortization of an interest rate hedge associated with the Series 2022-1 Senior Securitization Notes, which was refinanced in October 2025.
(j)Represents valuation allowances on income tax carryforwards in certain jurisdictions that are not more likely than not to be realized.
(k)Represents the tax impact of adjustments associated with the reconciling items between net income from continuing operations and Adjusted Net Income, excluding the provision for uncertain tax positions and valuation allowance for certain deferred tax assets. To determine the tax impact of the deductible reconciling items, we utilized statutory income tax rates ranging from 9% to 36% depending upon the tax attributes of each adjustment and the applicable jurisdiction.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION (UNAUDITED)

	Three Months Ended		Year Ended
(in thousands)	December 27, 2025	December 28, 2024	December 27, 2025	December 28, 2024
		As Restated		As Restated
Take 5	$107,314	$98,975	$418,676	$380,155
Franchise Brands	42,411	42,615	178,838	190,759
Auto Glass Now	3,196	3,603	25,874	12,597
Corporate and Other	(40,994)	(40,898)	(174,281)	(140,360)
Adjusted EBITDA	$111,927	$104,295	$449,107	$443,151

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
ADDITIONAL INFORMATION ON KEY PERFORMANCE INDICATORS (UNAUDITED)

	Three Months Ended December 27, 2025
(in thousands)	Take 5	Franchise Brands	Auto Glass Now	Corporate and Other	Total
System-wide Sales
Franchise stores	$155,290	$1,013,945	$—	$—	$1,169,235
Company-operated stores	256,115	3,875	56,298	—	316,288
Total System-wide Sales	$411,405	$1,017,820	$56,298	$—	$1,485,523

Store Count (in whole numbers)
Franchise stores	530	2,686	—	—	3,216
Company-operated stores	812	13	211	—	1,036
Total Store Count	1,342	2,699	211	—	4,252

	Three Months Ended December 28, 2024
	As Restated
(in thousands)	Take 5	Franchise Brands	Auto Glass Now	Corporate and Other	Total
System-wide Sales
Franchise stores	$124,620	$1,034,255	$—	$—	$1,158,875
Company-operated stores	237,817	4,440	53,137	799	296,193
Total System-wide Sales	$362,437	$1,038,695	$53,137	$799	$1,455,068

Store Count (in whole numbers)
Franchise stores	463	2,666	—	—	3,129
Company-operated stores	718	13	217	—	948
Total Store Count	1,181	2,679	217	—	4,077

	Year Ended December 27, 2025
(in thousands)	Take 5	Franchise Brands	Auto Glass Now	Corporate and Other	Total
System-wide Sales
Franchise stores	$596,968	$4,200,793	$—	$—	$4,797,761
Company-operated stores	1,020,113	17,241	257,604	—	1,294,958
Total System-wide Sales	$1,617,081	$4,218,034	$257,604	$—	$6,092,719

Store Count (in whole numbers)
Franchise stores	530	2,686	—	—	3,216
Company-operated stores	812	13	211	—	1,036
Total Store Count	1,342	2,699	211	—	4,252

	Year Ended December 28, 2024
	As Restated
(in thousands)	Take 5	Franchise Brands	Auto Glass Now	Corporate and Other	Total
System-wide Sales
Franchise stores	$465,059	$4,287,002	$—	$—	$4,752,061
Company-operated stores	920,518	16,372	237,500	4,393	1,178,783
Total System-wide Sales	$1,385,577	$4,303,374	$237,500	$4,393	$5,930,844

Store Count (in whole numbers)
Franchise stores	463	2,666	—	—	3,129
Company-operated stores	718	13	217	—	948
Total Store Count	1,181	2,679	217	—	4,077